EXHIBIT 16

July 31, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Dunes Hotels and Casinos Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 31, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,



                                        /s/ Piercy, Bowler, Taylor & Kern